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Exhibit 10.13

COMMERCIAL/INDUSTRIAL LEASE
for
EFTC CORPORATION
at
104 Glenn Street, Lawrence, MA

TABLE OF CONTENTS

1.	REFERENCE DATA		4
	1.1	Definitions	4
		(a) Commencement Date	4
		(b) Termination Date	4
		(c) Term	4
		(d) Execution Deadline Date	4
	1.2	Options	4
	1.3	Property	4
	1.4	Building	4
	1.5	Leased Premises	4
	1.6	Tenant's Pro Rata Share	4
	1.7	Permitted Use	4
	1.8	Base Rent	4
	1.9	Additional Rent	4
	1.10	Landlord's Notice/Mailing Address	5
	1.11	Tenant's Notice/Mailing Address	5
	1.12	Tenant's Trade Name	5
	1.13	Tenant's Emergency Contact	5
	1.14	Broker	5
	1.15	Security Deposit	5
	1.16	Landlord's Work	5
	1.17	Tenant's Work	5
	1.18	Signage	5
	1.19	Required Insurance	5
	1.20	Access to Premises	5
2.	TERM OF LEASE		5
	2.1	Initial Term	5
	2.2	Option Period	5
3.	COMMENCEMENT DATE		6
4.	USE		6
5.	LANDLORD DELIVERY AND IMPROVEMENT OF PREMISES		6
6.	BASE RENT		6
7.	ADDITIONAL RENT		7
	7.1	Payment of Additional Rent	7
	7.2	Contribution to Taxes	7
	7.3	Contribution to Operating Costs	7
	7.4	Contribution to Insurance	8
	7.5	Share of Additional Rent	8
	7.6	Cap on Operating Costs	9
	7.7	Increase in Taxes	9
	7.8	Increase in Insurance	9
8.	CHANGE IN SCOPE OF TAXATION		9
9.	INSURANCE		9
10.	UTILITIES/DUMPSTER		10
11.	REPAIRS		10
12.	REQUIREMENTS OF PUBLIC AUTHORITIES		11
13.	LANDLORD'S RIGHT TO CURE		11
14.	DESTRUCTION		11

15.	INDEMNIFICATION	12
16.	NON-LIABILITY OF LANDLORD	13
17.	ALTERATIONS	13
18.	TENANT'S SIGNS	13
19.	ACCESS TO PREMISES	13
20.	ASSIGNMENT AND SUBLETTING	13
21.	COVENANT AGAINST LIENS	13
22.	SUBORDINATION	13
23.	SECURITY DEPOSIT	14
24.	CONDEMNATION	14
25.	SURRENDER BY TENANT AT END OF TERM	16
26.	DEFAULT BY TENANT	16
27.	QUIET ENJOYMENT	18
28.	CERTIFICATES BY TENANT	18
29.	NOTICES	19
30.	CAPTIONS	19
31.	COVENANTS AND CONDITIONS	19
32.	WAIVER OF SUBROGATION	19
33.	DEFINITION OF LANDLORD	19
34.	BROKERAGE REPRESENTATION	19
35.	LEASE YEAR	19
36.	HAZARDOUS MATERIALS	20
37.	DELAYS	20
38.	COVENANTS OF FURTHER ASSURANCES	21
39.	ENTIRE AGREEMENT	21
40.	GOVERNING LAW	21
41.	BIND AND INSURE CLAUSE	21
42.	ROOF RIGHTS	21
Exhibits:
EXHIBIT A BUILDING/LEASED PREMISES/PROPERTY PLAN/PARKING		22
EXHIBIT B LANDLORD'S WORK		23
EXHIBIT C TENANT'S WORK/LOADING DOCKS		24
EXHIBIT D TENANT'S SIGNS		25
EXHIBIT E OPERATING BUDGET		26
EXHIBIT F TENANTS PERSONAL PROPERTY

LEASE AGREEMENT

    THIS AGREEMENT, made this 1st day of April, 2001 between H.J. Brooks, LLC a duly formed limited liability company with a principal place of business at 9 Red Roof Lane, Salem, NH, 03079 ("Landlord") and EFTC Corporation a duly formed Colorado corporation with a place of business at 2501-1 W. Grandview Road, Phoenix, AZ 85023 ("Tenant").

WITNESSETH

    In consideration of the mutual covenants and agreements in this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the Leased Premises.

    1.  REFERENCE DATA.

      1.1 Definitions:

        a)  Commencement Date: April 1, 2001

        b)  Termination Date: March 31, 2011

        c)  Term: Ten (10) years

        d)  Rent Commencement Date: August 1, 2001

        e)  Additional Rent Commencement Date: April 1, 2001

      1.2 Options to Extend: Two periods of five (5) years each.

      1.3 Property: 94-104 Glenn Street, Lawrence, MA consisting of approximately 12+/- acres, containing 207,000 square feet in three Buildings, as further described herein and as more particularly shown on the plan annexed hereto as Exhibit A.

      1.4 Building: Steel-frame concrete block structure on the Property, containing approximately 103,000 rentable square feet, as further described herein and as more particularly shown on the plan annexed hereto.

      1.5 Leased Premises: Approximately 73,000 square feet of rentable space in the Building, located on the first floor thereof, as all is more particularly shown on the plan annexed hereto, together with non-exclusive use of the Property's common areas and exclusive use to the trash compactor located adjacent to the building just outside of the Leased Premises.

      Tenant's Pro Rata Share: Percentage that the rentable square footage of Leased Premises bears to the rentable square footage of the Building, subject to further adjustment as more particularly provided elsewhere herein. Currently calculated at: 70.9% of the Building and 35.3% of the Property.

      1.7 Permitted Use: Office / Electronics Light Manufacturing including without limitation assembly and soldering of electrical components; electrical testing of assemblies; assembly of modules into assemblies; electrical and mechanical testing of assemblies packaging and shipment of circuit card and unit assemblies.

      1.8 Base Rent:

LEASE YEAR	ANNUALLY	MONTHLY
Year 1-2	$474,500.00	$39,541.67
Year 3-8	$511,000.00	$42,583.33
Year 9-10	$547,500.00	$45,625.00

      1.9 Additional Rent: 2001 Annual Estimate—$130,250.00

    During the calendar year in which the Term begins, in addition to the Base Rent payments, Tenant shall pay Landlord the sum of $10,854.17 per month on account of Additional Rent. Such provisional Additional Rent payment is calculated to be the Tenant's Pro Rata Share of the Landlord's estimated Operating Budget, as such is more particularly provided in Exhibit E annexed hereto and made a part hereof. The Additional Rent to be paid by Tenant shall be adjusted from time to time, all as more particularly provided elsewhere in this Lease.

      1.10 Landlord's Notice/Mailing Address:

      H.J. Brooks, LLC
      9 Red Roof Lane
      Salem, NH 03079

      1.11 Tenant's Notice/Mailing Address:

      EFTC Corporation
      2501-1 W. Grandview Road
      Phoenix, AZ 85023

      1.12 Tenant's Trade Name: EFTC Corporation

      1.13 Tenant's Emergency Contact: Mr. James Dubois

      1.14 Brokers: Staubach Company and Oddo, Inc.

      1.15 Security Deposit: $39,540.00

      1.16 Landlord's Work: As set forth in Exhibit B annexed hereto and made a part hereof.

      1.17 Tenant's Work: As set forth in Exhibit C annexed hereto and made a part hereof.

      1.18 Signage: Tenant shall be entitled to maintain signs, as provided in Exhibit D annexed hereto and made a part hereof.

      1.19 Required Insurance:

        (a) $2,000,000.00 for injury to or death of one person

        (b) $2,000,000.00 for any one occurrence

        (c) $2,000,000.00 for property damage

      1.20 Access: Tenant shall have access to the Building at all times.

      1.21 Parking: Tenant shall have exclusive use to two hundred fifty (250) parking spaces including twelve (12) spaces at the entrance of the Leased Premises for visitor and handicapped designation located in the parking area as shown on the sketch attached hereto and made a part hereof as Exhibit B.

    2.  TERM OF LEASE.

      2.1 Initial Term. Landlord leases to Tenant and Tenant leases from Landlord the Leased Premises for the Term plus any partial month if this Lease is dated other than the first of any month, to commence on the Commencement Date and to expire on the Termination Date or on such other date as may be provided in this Lease. This Lease shall not commence and this instrument shall be void unless at least one counterpart has been fully executed by Tenant and delivered to Landlord and at least one counterpart has been fully executed by Landlord and delivered to Tenant.

      2.2 Option Period. Provided that the Lease has not been terminated for Tenant's default and that Tenant is not then in default beyond any applicable grace or notice period, then Tenant at its option, exercised by written notice to the Landlord not less than one hundred eighty (180) days prior to the expiration of the then-current term, may extend the Term for the number and length of immediately successive period(s) specified in Section 1 under the same terms and conditions herein set forth, except that the Base Rental rate shall be adjusted to reflect the then fair market rental rate as of the date for the expiration of the then-current term. However, in no event shall the Base Rental rate for the option period be less that the Base Rental rate for the last year of the original Term. In the event that Landlord and Tenant are unable to agree upon the Base Rental rate for the Option Period within thirty (30) days following Landlord's receipt of Tenant's election to exercise the option to extend, the fair market rental rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two (2) appointed shall select the third. Each real estate broker so selected shall be licensed in the jurisdiction in which the Building is located as a real estate broker specializing in the field of commercial leasing, having no less than ten years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days following the expiration of the thirty (30) day period. The two (2) brokers selected by Landlord and Tenant respectively shall select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days following the date the third broker is selected, shall submit his or her determination of the fair market rental rate. The fair market rental rate shall be the mean of the two (2) closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

    3.  COMMENCEMENT DATES. The Term shall commence on the Commencement Date. The Tenant's obligation to pay Base Rent shall begin on the Rent Commencement Date. The Tenant's obligation to pay Additional Rent shall begin on the Additional Rent Commencement Date.

    4.  USE. The Tenant shall use the Leased Premises only for the Permitted Use. The use of the Leased Premises by Tenant, however, is expressly subject to all applicable zoning ordinances and rules and regulations of any governmental authority, instrumentality, board or bureau having jurisdiction over the Leased Premises, and the reasonable rules and regulations adopted by Landlord for the Property from time to time. In no event shall the reasonable rules and regulations adopted by Landlord in any way limit the permitted use and such rules and regulations shall be enforced even handedly as between all tenants in the Building.

    5.  LANDLORD DELIVERY AND IMPROVEMENT OF PREMISES. Landlord hereby covenants and agrees to deliver possession of the Leased Premises to Tenant on the Commencement Date. Landlord shall complete Landlord's Work including without limitation, repairs to any and all structural non-structural elements and the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, to insure that such elements are in good order and repair prior to the Commencement Date. Landlord represents and warrants that, as of the Commencement Date the Building and the Leased Premises are in compliance with all applicable federal, state and local laws, ordinances directives and codes.

    6.  BASE RENT.

      6.1 Tenant agrees to pay to Landlord Base Rent during the Term. Equal monthly installments of Base Rent shall be made promptly in advance on the first day of each and every month during the Term beginning on the Rent Commencement Date, including extensions if applicable without demand and, except as expressly provided herein, without offset or deduction, together with such Additional Rent (payable beginning on the Additional Rent Commencement Date) and other charges required to be paid by Tenant under this Lease. Payment of Base Rent and Additional Rent shall be made at the office of Landlord at the address first set forth above, or to such other party and at such other place as may be specifically required by this Lease or as Landlord may designate in writing from time to time.

      6.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent or Additional Rent stipulated in this lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or payment, or any writing accompanying the check or payment of such rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

    7.  ADDITIONAL RENT.

      7.1 Payment of Additional Rent. "Additional Rent" payable by Tenant shall include Tenant's Pro Rata Share of the costs, assessments and expenses listed in this Section, in addition to other charges defined in this Lease as Additional Rent.

      7.2 Contribution to Taxes. Tenant will pay to Landlord, Tenant's Pro Rata Share of all real estate taxes, betterments and assessments ("Taxes") charged against the Building and the Property, or any taxes assessed in lieu thereof, each year of the Term or any extension or renewal thereof and proportionately for any part of a fiscal year. This contribution to Taxes shall be pro-rated should this Lease be in effect with respect to only a portion of any fiscal tax year. If Landlord obtains an abatement of any such excess Taxes, such abatement shall be refunded to Tenant. Furthermore, Tenant, at its sole cost and expense, shall have the right (but not the obligation) to institute proceedings to reduce the assessed value of the Premises or any other protest or tax refund proceeding. Landlord agrees to cooperate with Tenant in connection therewith, and to execute and deliver, in Tenant's or Landlord's name, any documents or papers reasonably required to prosecute such proceeding. Tenant shall keep Landlord informed with respect to the status of such proceedings. For any refund received by Landlord or Tenant as a result of a favorable ruling from an appeal initiated by Tenant of a tax assessment for any fiscal tax year for which Tenant paid Taxes, Tenant shall be entitled to one hundred percent (100%) of such refund.

      7.3 Contribution to Operating Costs. Tenant shall pay to Landlord Tenant's Pro Rata Share of the Operating Costs of the Building and the Property during the Term of this Lease, including any extension and renewal periods. For the purposes of this Lease, "Operating Costs" shall include all costs and expenses for the following services as they relate to the common areas of the Property and the Building, if and to the extent provided by Landlord:

    operating, equipping, controlling traffic, policing, lighting, cleaning, maintaining, repairing, and restoring the common areas of the Property, including all utility lines, pipes and conduits, and drainage, septic and sewage systems serving the Property; repairing and maintaining the heating and air conditioning system servicing the Property, sweeping, snow plowing, sanding, refuse removal and wages, unemployment taxes, social security taxes and workmen's compensation insurance premiums for employees directly involved in the Building's maintenance and management, fees for required licenses and permits, and supplies.

  To the extent that Tenant contracts directly for such services, the cost for such services shall not be included in the definition of Operating Costs. Furthermore, notwithstanding anything to the contrary contained in this Section 7.3, Operating Costs shall not include: any expenses for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; costs incurred to correct defects in the initial design or construction of the base Building and Building systems; costs of a capital nature, including but not limited to, capital improvements, capital repairs, and the purchase or leasing of capital equipment and capital tools; any fines or penalties incurred in connection due to violations by Landlord of any applicable governmental rule, law or regulation not occasioned by Tenant or any of its employees or agents;

  amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord which are in excess of arm's-length competitive prices paid in Lawrence, Massachusetts, for the services or goods provided; payments of principal or interest on any mortgages or ground leases; leasing commissions; and costs incurred to correct defects in the initial design and construction of the Building and Building systems, or any taxes including without limitation income, excise or franchise taxes assessed against Landlord which are not connected to Tenant's use of the Premises, Landlord's legal fees incurred in connection with leasing or enforcement of other leases in the Building and any service provided to a tenant on the Property which is not offered to other tenants and cost of Landlord's Work.

      7.4 Contribution to Insurance. Tenant shall pay to Landlord Tenant's Pro Rata Share of insurance costs, which shall include all premiums for commercial (comprehensive) general public liability, property damage, casualty, rent loss, and other insurance maintained by Landlord with respect to the Building and Property in accordance with Section 9.3 below.

      7.5 Share of Additional Rent. Landlord shall reasonably estimate Tenant's Pro Rata Share of annual Additional Rent for Operating Costs, Insurance and Taxes for each calendar year during the Term and Tenant shall pay with each monthly installment of Base Rent, as Additional Rent, an amount equal to one-twelfth of the total of Tenant's Pro Rata Share of such annual Additional Rent for Operating Costs, Insurance and Taxes. Landlord's estimate of the initial Additional Rent payments are stated in Section 1 of this Lease. Landlord may adjust the estimate from time to time during each calendar year as Landlord receives actual bills or receives information of costs incurred or to be incurred. If total payments made by Tenant based on the estimate exceed actual Additional Rent as finally determined for the calendar year in question, then any overpayment shall be returned to the Tenant within thirty (30) days. If total payments based on the estimates are less than the actual amount of Tenant's Pro Rata Share, then Tenant shall pay to Landlord the full amount of the deficiency within thirty (30) days after receiving written notice from Landlord of the amount of such deficiency. Upon Tenant's request (which may be exercised no more than once per calendar year), Landlord shall provide Tenant with copies of the major invoices for charges included in Additional Rent for Operating Costs, Insurance and Taxes for the immediately preceding calendar year. If Tenant believes that any payments for Operating Costs were made that are not permitted pursuant to this Section 7 or were made in error, due to calculation or otherwise, then Tenant may provide Landlord with written notice of its objections to or inquiries about such charges. If Landlord is unable to satisfy Tenant's inquiries or if Landlord and Tenant are unable to resolve Tenant's objections and agree upon the charges in question within thirty (30) days after Landlord's receipt of Tenant's notice, Tenant shall have the right to employ a certified public accountant to inspect and/or audit Landlord's books records relating to the calculation of Operating Costs. If Tenant so elects to employ such accountant, Tenant shall provide not less than ten (10) days' notice to Landlord of the date upon which the accountant desires to examine Landlord's books and records. Landlord shall make the relevant books and records available to such accountant at a mutually agreeable location in the Town of Methuen. Tenant's accountant shall deliver a written report of such audit to Landlord and Tenant within thirty (30) days after the conclusion of the accountant's examination. Landlord's accountant and Tenant's accountant shall attempt to reconcile their differences within thirty (30) days thereafter and shall provide notice of such reconciliation to Landlord and Tenant. Upon final determination thereof, if it is determined that the amounts paid by Tenant to Landlord for Operating Costs exceeded the amounts to which Landlord was entitled hereunder, Landlord shall credit the amount of such excess payments against payments of estimated Operating Costs next becoming due and payable hereunder after the date Landlord receives notice of final determination of the error; provided, however, if the Term shall have expired or been terminated, Landlord shall refund such excess to Tenant within thirty (30) days after its receipt of notice of the final determination. If it is determined that the amounts paid by Tenant to Landlord for Operating Costs were less than the amounts to which Landlord was entitled hereunder, Tenant shall pay the amount of such shortfall to Landlord within thirty (30) days after its receipt of notice of the final determination. Each party shall bear their own respective costs and expenses related to such audit.

      7.6 Cap on Operating Costs. The actual or estimated Operating Costs, Insurance and Taxes for the calendar year containing the Commencement Date are stated in Exhibit E. Landlord agrees that the subsequent annual estimate of Operating Costs, shall not increase by more than three percent (3%) over the then prior year's actual Operating Costs.

      7.7 Increase in Taxes. In addition to Tenant's contribution to Taxes, Tenant shall pay as Additional Rent all increases in Taxes attributed to additions and improvements to the Leased Premises made by or on behalf of Tenant (exclusive of building standard improvements provided by Landlord at Landlord's expense). This element of Additional Rent may be included in Tenant's monthly installments of Additional Rent or, at Landlord's option, separately billed to Tenant by written notice to Tenant, in which case Tenant shall pay the billed amount within thirty (30) days of notice.

      7.8 Increase in Insurance. The Tenant shall not use or occupy the Leased Premises or any part thereof or suffer or permit the same to be used or occupied for any business or purpose deemed extra hazardous on account of fire or otherwise, and if by reason of the use and occupancy of the Leased Premises, the rate of fire insurance on the Building shall be increased, the Tenant will, on demand, pay to the Landlord the amount of such increase.

    8.  CHANGE IN SCOPE OF TAXATION.

      8.1 If during the Term the method or scope of taxation prevailing on the date of last execution of this Lease shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Leased Premises, or the rents received, or some other form of assessment based in whole or in part on some other valuation of the Property, then and in such event, the substituted tax or imposition shall be payable and discharged by Tenant in the manner required pursuant to such law promulgated which authorizes such change in the scope of taxation, and as required by the terms and conditions of this Lease.

      8.2 No provision contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or federal income or state income tax (but not state income tax if in whole or partial substitution for real property taxes), or excess profits or revenue tax.

    9.  INSURANCE.

      9.1 Landlord shall keep the Building and the entire Leased Premises insured against loss or damage by fire and such other risks for full replacement valve of the Building.

      9.2 Tenant shall obtain and maintain broad form commercial (comprehensive) general liability insurance (including but not limited to insurance against assumed or contractual liability under this Lease) with respect to the Leased Premises and its appurtenances, naming Landlord as additional insured, in amounts not less than the Required Insurance.

      9.3 Tenant shall obtain and maintain all risks property and casualty insurance, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering Tenant's contents, trade fixtures, machinery, equipment and furnishings within the Leased Premises.

      9.4 Tenant shall deliver to Landlord the policies or certificates of the insurance required by this Lease, issued by insurance companies authorized to do business in the state in which the Property is located and are A.M. Best Rated "A-X" or better, prior to the Commencement Date and, as necessary, prior to the expiration of the policy it renews. Each policy of insurance shall contain a provision by which the insurer agrees that the policy will not be canceled, materially changed or not renewed without Landlord's receiving at least thirty (30) days prior written notice from the insurer to Landlord.

    10. UTILITIES/DUMPSTER. Tenant shall have the right, at its own cost and expense, to contract for and directly pay all utility meter and service charges it incurs, including but not limited to those for gas, sewer, electricity, waste removal, and any deposits required by utility suppliers with respect to the Leased Premises if such service is separately metered or provided to Tenant. To the extent that Tenant shall so contract directly for such services, the cost of such services shall not be included in Operating Costs.

    11. REPAIRS.

      11.1 Tenant shall have the responsibility to keep and maintain the Leased Premises in a good and complete state of repair and condition at all times except for ordinary wear and tear resulting from Tenant's use and occupancy and except as otherwise provided in this Lease. Notwithstanding the foregoing sentence to the contrary, Landlord shall be responsible at its sole cost and expense (unless such maintenance and/or repair is caused by Tenant's negligent acts) for maintenance and repair of the structural portions including without limitation footings, foundations, floor slab, structural walls, columns and beams and all roof areas of the Building including without limitation the roof membrane. Landlord shall also keep in good working order and repair the Building's systems including without limitation electrical system and plumbing systems to the point that they enter the Leased Premises, and common areas including access ways, drive ways, parking areas located on the Property.

  Except as otherwise provided herein, Tenant shall maintain the Leased Premises and be responsible for all repairs and replacements of every kind and character, to any plumbing fixtures, lamps and ballasts, and any hardware items necessary to preserve and maintain the Leased Premises and its appurtenances (excluding those areas for which Landlord is responsible as provided herein).

  In addition, Tenant shall replace in the Leased Premises all glass, including plate glass, damaged or destroyed by any actions of Tenant over the Term of this Lease. All the foregoing repairs and replacements whether performed by Landlord or Tenant, including Landlord's Work, shall (a) be performed in a good and workmanlike manner, (b) the of first-class quality, (c) not diminish the overall value of the Leased Premises, and (d) be subject to Landlord's prior written approval (except in cases of emergency), such approval not to be unreasonably delayed, conditioned, or withheld. All repairs and replacements and other property attached to or used in connection with the Leased Premises by or on behalf of Tenant (other than removable trade fixtures, furniture and equipment and those items listed on Exhibit F attached; hereto and made a part hereof (collectively, "Tenant's Personal Property.") shall become the property of Landlord without payment on the termination of this Lease. Landlord represents and warrants that all non-structural elements and the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, including, but not limited to, heating and air conditioning equipment are in good order and repair.

      11.2 Tenant will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord will cooperate with Tenant in obtaining such permits. Tenant will make all repairs, installations, alterations, improvements and removals in a good and workmanlike manner, in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspections or rating bureaus having jurisdiction, and so that the structure of the Building will not be endangered or impaired. Tenant will repair all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant will pay promptly when due all charges for labor and materials in connection with any work done by Tenant on the Leased Premises so that the Property shall at all times be free of liens and shall immediately discharge any such liens filed by any contractor retained by Tenant.

      11.3 Tenant shall be responsible for minor repairs and preventive maintenance of the HVAC system serving the Leased Premises. The Landlord shall be responsible, for any major repairs (greater than $500 per occurrence) and capital replacement of the HVAC system servicing the Leased Premises.

    12. REQUIREMENTS OF PUBLIC AUTHORITIES. Tenant and Landlord shall suffer no waste or injury in or about the Leased Premises and shall comply with all federal, state, county and municipal laws, ordinances and regulations applicable to the structure, use and occupancy of the Leased Premises. In addition, Tenant and Landlord respectively shall effect the correction, prevention and abatement of violations or other grievances in, upon or connected with the Leased Premises or the building, as applicable and shall also promptly comply with all rules, orders and regulations of the Board of Fire Underwriters.

    13. LANDLORD'S RIGHT TO CURE. During reasonable business hours, upon at least twenty-four (24) hours' prior notice (except in case of emergency) and when accompanied by a representative of Tenant, Landlord and its agents and workmen shall have the right to enter into and upon the Leased Premises at all reasonable times for the purpose of inspection and examination of the state of repair and condition thereof. In case of an emergency Landlord shall contact The Emergency Contact.

    If Tenant fails to maintain the Leased Premises as required herein or make any required repairs after reasonable notice (or prior to notice in case of emergency), Landlord may, but shall not be obligated to, make such repairs as shall be necessary as a consequence of any failure of Tenant to meet its obligations under this Lease. The making of any such repairs by Landlord shall not constitute a waiver by Landlord of any right or remedy provided by this lease upon Tenant's default in the making of such repairs.

    14. DESTRUCTION. If the Leased Premises or the Building, at any time during the term, are damaged in whole or in part by fire, flood, tornado or by the elements, or by Act of God, or by the public enemy or otherwise, Tenant shall give prompt written notice to Landlord.

    If the Leased Premises or the Building are substantially damaged, then this Lease and the Term, at the election of the Landlord, shall either terminate or if Landlord shall elect to rebuild and restore the Building, this Lease shall continue in full force and effect. Landlord agrees to notify Tenant of its election within thirty (30) days following Tenant's notice or Landlord's discovery of such damage. Upon its election to restore, if Landlord can not reasonably expect to complete restoration within ninety (90) days following the expiration of Landlord's thirty (30) day period to notify Tenant of its election to resolve, then Landlord shall so notify Tenant, and Tenant shall have the right to terminate this Lease. Base Rent, Additional Rent and other charges payable under the Lease shall be equitably abated during the period of Landlord's restoration or repair.

    If the Leased Premises or the Building are damaged but not substantially damaged, or if Landlord elects to restore the Building after substantial damage, Landlord shall repair the damage and restore the Leased Premises to substantially the same condition as existed immediately prior to the damage with reasonable dispatch but no such restoration or repair shall in any event be completed later than one hundred twenty (120) days following Tenant's notice or Landlord's discovery of damage. In the event Landlord is unable to complete said restoration or repair within said one hundred twenty (120) days Tenant shall have the right to terminate this Lease. However, Landlord's obligation to restore does not include restoring leasehold improvements or Tenant's fixtures, equipment and property.

    If Landlord gives Tenant a termination notice, this Lease and the Term shall terminate on the date specified in the termination notice, with the same effect as though that date were the scheduled Termination Date, and Base Rent, Additional Rent and other charges payable under this Lease shall be apportioned and paid up to the date of the damage, and any prepaid unearned rent or other charges shall forthwith be repaid by Landlord to Tenant. If Tenant gives Landlord a termination notice this Lease shall terminate on the date specified and any prepaid unearned rent or other charges, including without limitation the security deposit shall forthwith be repaid by Landlord.

    Notwithstanding anything to the contrary contained in this Section 14, in the event the Leased Premises is substantially damaged and Landlord should elect to terminate this Lease as provided herein, upon receipt of Landlord's written notice of its election to terminate, Tenant, within fifteen (15) days following receipt of such notice may, at its option, elect, by the giving of written notice to Landlord, to continue this Lease and rebuild the Leased Premises to substantially the same condition as existed immediately prior to the damage at its sole cost and expense provided such repairs can be completed within ninety (90) days following Tenant's notice to Landlord of such election. A proportionate share of Base Rent, and Additional Rent and other charges payable under the Lease shall be abated during the repair order period. Upon Landlord's receipt of Tenant's notice to continue this Lease Landlord's notice of termination shall be deemed null and void and Tenant shall be entitled to all insurance proceeds received or to be received by Landlord on account of such substantial damage.

    "Substantially damaged" for the purposes of this Section shall be defined as damage to the Building in excess of fifty percent (50%) of either the rentable floor area or the Building's replacement cost.

    Notwithstanding the foregoing, if insurance proceeds recovered shall be insufficient to restore the Leased Premises in accordance with this Section, and Landlord elects to rebuild, then Landlord promptly shall notify Tenant of the estimated amount of such insufficiency. Within fifteen (15) days after receiving Landlord's written notice pursuant to the preceding sentence, Tenant will notify Landlord of Tenant's election either: (i) to pay such insufficiency to Landlord, in which case, Landlord will rebuild; or (ii) not to pay such insufficiency, in which case, unless Landlord elects to rebuild notwithstanding the insufficiency, this Lease will terminate as of the date on which the damage or destruction occurred, and rent and other charges will be apportioned and paid to that termination date, and any prepaid unearned rent and other charges and security deposit will be repaid to Tenant. Tenant shall be entitled to an abatement of rent for the period during which the Leased Premises are rendered untenantable for the Permitted Use. If only a part of the Building is rendered untenantable for the Permitted Use, the rent shall be reduced proportionately.

    If the Building is so damaged that it is necessary in Landlord's sole discretion, to demolish the Building for restoration or reconstruction, Landlord may demolish the Building, in which case rent shall be abated as though the Building were substantially damaged.

    15. INDEMNIFICATION. Tenant agrees to indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorney's fees) in connection with loss of life, personal injury and/or damage to property to the extent arising from or out of the occupancy or use of the Leased Premises or any part thereof to the extent such damage or loss is caused by any negligent act or omission or intentional misconduct of Tenant, its employees, agents or invitees.

    Landlord agrees to indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorney's fees) in connection with loss of life, personal injury and/or damage to property to the extent arising from or out of the occupancy or use of the Leased Premises or any part thereof to the extent such damage or loss is caused by any negligent act or omission or intentional misconduct of Landlord, its employees, agents or invitees.

    16. NON-LIABILITY OF LANDLORD. Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person resulting from acts, conduct or omissions on the part of Tenant or of Tenant's agents, employees, guests, licensees, invitees, assignees or successors.

    17. ALTERATIONS. Except for that work specifically shown on Exhibit C attached hereto and incorporated herein as Tenant's Work, Tenant covenants and agrees that it will not make any improvements, changes, installations, renovations, additions or alterations in and about the Leased Premises during any twelve (12) month period in excess of any aggregate cost of $12,000.00 without the prior written consent of Landlord which consent shall not be unreasonably delayed, conditioned or withheld. Tenant covenants and agrees that it will not make any structural improvements, changes, installations, renovations, additions or alterations in and about the Leased Premises of any kind whatsoever, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

    18. TENANT'S SIGNS. Tenant may maintain the signs permitted in Section 1 and in accordance with Exhibit D attached hereto. Tenant's signage shall comply with all laws, ordinances and regulations of any governmental authority having jurisdiction.

    19. ACCESS TO PREMISES. Upon twenty-four (24) hours' prior notice (except in case of emergency) and when accompanied by a representative of Tenant, Tenant shall permit Landlord or its agents to enter the Leased Premises to show the Leased Premises to lenders, appraisers, and possible purchasers, and within nine (9) months prior to the Termination Date to persons wishing to rent the Leased Premises. Within six months (6) following the Termination Date, Tenant shall permit the usual "To Let" and "For Sale" signs to be placed on the Leased Premises and to remain thereon without hindrance or molestation.

    20. ASSIGNMENT AND SUBLETTING. Provided Tenant is not in default, Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Leased Premises to any parent company, subsidiary, affiliate or related corporate entity, any entity resulting from the merger of consolidation of Tenant, or any person or entity acquiring all or substantially all of Tenant's assets, stock or other interests of Tenant, without Landlord's prior consent. Tenant shall have the right to sublease or assign all or any portion of the Leased Premises to unrelated entities, subject only to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall use reasonable efforts to provide written notice to Landlord at least sixty days (60) prior to such assignment or sublet. Tenant shall, at all times remain liable for full performance of each and every covenant of this Lease on the part of the Tenant to be performed.

    21. COVENANT AGAINST LIENS. Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever.

    22. SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien the existing mortgages and of mortgages which hereafter may be made a lien on the Leased Premises, provided that, so long as the Tenant is not in default in the payment of Rent or Additional Rent or in the performance of any of the material terms of the Lease beyond any notice or grace periods provided herein, the Tenant's possession of the Leased Premises and the Tenant's rights and privileges under the Lease shall not be diminished or interfered with by any Mortgagee. Tenant agrees to execute any and all instruments reasonably required to effect such subordination upon request of Landlord or any mortgagee in interest.

    In the event that any mortgage is foreclosed for any reason and the Mortgagee succeeds to the interest of Landlord under this lease, Tenant shall be bound to the Mortgagee under all the terms of this Lease for the balance of the Term thereof, with all the same force and effect as if the Mortgagee were the Landlord under the Lease, and the Tenant hereby attorns to the Mortgagee as its Landlord, such attornment to be effective and self-operative immediately (without the necessity of the execution of any further instrument on the part of either of the parties hereto) upon the Mortgagee succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of the Tenant and the Mortgagee upon such attornment shall be, to the extent of the then remaining balance of the term of the Lease, the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate by reference this Lease into any such mortgage with the same force and effect as is set forth at length herein.

    In the event that any mortgage is foreclosed for any reason and the Mortgagee succeeds to the interest of Landlord under this lease, the Mortgagee shall be bound to the Tenant under all the terms of this Lease for the balance of the Term, and the Tenant shall, from and after such event, have the same remedies against the Mortgagee for the breach of an agreement contained in the Lease that the Tenant might have had under the Lease against the prior Landlord hereunder. Subject to the provisions elsewhere contained, in no event shall the Mortgagee be liable for any act or omission of any prior Landlord of which it did not receive notice from Tenant, be subject to any offsets or defenses which the Tenant may have against any prior Landlord of which it did not receive notice from Tenant, or be bound by any Rent or Additional Rent which the Tenant might have paid to any prior Landlord for more than the current month which was not received by such mortgagee including without limitation the security deposit.

    At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord estoppel certificates in a form which may be reasonably required by Landlord or its mortgagee.

    The rights and obligations of the Tenant and the Mortgagee hereunder shall bind and inure to the benefit of their respective successors and assigns. Upon request therefor, Landlord shall make its best efforts to provide Tenant with a fully executed non-disturbance agreement from the Landlord's lender.

    23. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the Security Deposit with Landlord as security for the full and faithful performance of this Lease by Tenant. Within thirty (30) days of termination of this Lease, and providing Tenant is not in default hereunder and has performed all of the covenants and conditions of this Lease, Landlord shall return the unused portion of the Security Deposit to Tenant. Tenant covenants and agrees that it shall not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. Landlord shall have the right to commingle the security deposit with its general funds and said security shall not be required to be segregated, nor shall the security deposit bear interest. Landlord shall have the right to apply said security to the payment or offset of any Base Rent, Additional Rent or other expense resulting from a default by Tenant or otherwise arising under this Lease, and in such event Landlord shall give Tenant prior written notice of any application of said security and Tenant shall forthwith restore the security fund to its original amount.

    24. CONDEMNATION.

      24.1 If the entire Leased Premises (or a material portion of the parking area or reasonable access to the Leased Premises) is taken by eminent domain, the amount awarded for compensation for the Leased Premises taken, including all improvements, changes, additions and alterations made by Tenant, shall be paid to Landlord. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed and paid for by Tenant. Further, Landlord shall pay to Tenant from Landlord's awards when fully received (if not separately awarded to Tenant) an amount equal to the unamortized cost of tenant improvements paid for by Tenant (calculated by multiplying the reasonable cost of tenant improvements paid for by Tenant by a fraction the numerator of which is the number of expired months in the initial term of this Lease at the time the Lease terminates because of the taking, and the denominator of which is the total number of months in the initial term; provided the amount so paid by Landlord to Tenant in no event exceeds fifty percent (50%) of the reasonable cost of the tenant improvements paid for by Tenant.) This Lease shall terminate as of the date title to all of the Leased Premises shall vest in the taking body, and Landlord and Tenant shall thereupon be released of and from all obligations and liabilities to each other accruing under this Lease. Tenant shall pay all Base Rent and Additional Rent accrued up to the termination, and if any rent has been paid in advance, Landlord shall return the surplus together with the Security Deposit.

      24.2 If a part of the Leased Premises or parking area (but less than the entire Leased Premises or material portion of the parking area, and the part remaining is reasonably adequate for the operation of Tenant's business) is taken by eminent domain, then there shall be a reduction in the Base Rent in relation to the fair rental value of that part of the Leased Premises so taken as compared with the rental value for the entire Leased Premises, and this Lease shall continue in full force and effect for the balance of the term as if the taking had not occurred. The amount awarded for compensation for the part of the Leased Premises so taken shall be paid to Landlord, and Tenant expressly grants to Landlord the entire amount of the award or compensation, expressly disclaiming all right, title and interest therein, and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking. Following such a partial taking, Landlord or Tenant, at Landlord's election, shall restore the Leased Premises as required to render the same reasonably adequate for the operation of Tenant's business and if applicable Landlord shall reimburse Tenant for its reasonable costs, but only to the extent of available and proportional compensation proceeds received by Landlord.

      24.3 In the event that a portion of the Leased Premises is so taken and the remainder of the Leased Premises is not reasonably adequate for the operation of Tenant's business, then either Landlord or Tenant may terminate this Lease (without penalty) as of the date of such taking by written notice to the other party within thirty (30) days of formal notice of such taking and if any rent has been paid in advance, Landlord shall return the surplus together with the Security Deposit.

      24.4 If the temporary use of the whole or any part of the Leased Premises shall be taken by eminent domain, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt written notice thereof to Landlord. In such event the term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the Base Rent, Additional Rent and other charges herein reserved without reduction or abatement and Tenant shall be entitled to receive for itself any award or payment made for such use, provided, however, that in the event such period or temporary use shall extend beyond the Termination Date, the award or payment shall be ratably apportioned between Landlord and Tenant.

      24.5 The terms "condemnation", "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance by Landlord.

      24.6 Tenant agrees to execute and deliver any instruments as may be deemed reasonably necessary by Landlord to expedite any condemnation proceeding or to effectuate a property transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Leased Premises of any portion thereof.

    25. SURRENDER BY TENANT AT END OF TERM.

      25.1.Tenant shall surrender possession of the Leased Premises and remove all goods and improvements and other personal property in the possession of Tenant, by whomsoever owned, (collectively "Goods and Improvements") at the end of the Term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Leased Premises pursuant to any provision of this Lease.

      25.2 All improvements, additions, installations, renovations, changes or alterations in the Leased Premises (except trade fixtures, furniture, equipment and Tenant's Personal Property) shall remain in the Leased Premises and be surrendered upon the expiration of the Term.

      25.3 Holding Over. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between the Landlord and Tenant with respect thereto, the person remaining in possession shall be deemed a month-to-month tenant at a rental rate equal to one hundred and twenty-five percent (125%) of the rent in effect upon the date of such expiration or termination until the tenancy is terminated in a manner provided by law.

    26. DEFAULT BY TENANT.

      26.1 If before or during the term of this Lease there shall occur any of the following events ("Events of Default"):

        (a) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its assets; or

        (b) if there is an entry of an order for relief, or, in the absence of an order for relief, if, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its assets, such appointment shall not have been vacated; or

        (c) if the interest of Tenant in the Leased Premises shall be sold under execution or other legal process, or

        (d) if Tenant shall fail to pay any installment of Base Rent or Additional Rent within ten (10) business days after written notice by Landlord that the installment of rent has not been paid when due (provided, however, that Landlord shall not have any obligation to give this notice to Tenant more than twice in any twelve (12) month period and any further failure to pay shall be an Event of Default with no opportunity for cure); or

        (e) if Tenant shall fail to perform or observe any requirement, obligation, agreement, covenant or condition of this Lease, other than the payment of any installment of Base Rent or Additional Rent, and the failure shall continue for thirty (30) days after Landlord gives

    Tenant notice thereof, or if the failure cannot be remedied within thirty (30) days, then for a reasonable time thereafter, provided Tenant commences to remedy such failure within the thirty (30) day period and prosecutes the same to completion with diligence (provided, however, that Landlord shall not have any obligation to give notice of default of the same nature to Tenant more than twice in any twelve (12) month period and any further default of the same nature shall be an Event of Default with no opportunity for cure); or

        (f)  if any representations or warranty contained in this Lease shall prove to be incorrect in any material respect on the date upon which it was made, then at any time following any of such events of default, Landlord, without waiving any other rights herein available to Landlord at law or in equity, may either (1) give Tenant written notice of termination of this Lease, or (2) without terminating this Lease, give Tenant written notice of Landlord's intention to reenter and take possession of the Leased Premises, with legal process.

    The giving of either of such notices to Tenant shall terminate Tenant's right to possession of the Leased Premises under this Lease without prejudice, however, to the rights of Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

    26.2 Upon the occurrence of any one or more Event of Default, Landlord, at any time, thereafter, at Landlord's option, may give to Tenant a ten (10) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the term hereof shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in this Article.

    If Tenant shall default in the payment when due of any installment of rent or in the making of any other payment herein required and such default shall continue for a period of ten (10) days after written notice by Landlord to Tenant of such default, or if this Lease and the term hereof shall expire and come to an end as hereinabove provided, then:

        (a) Landlord, must make a reasonable attempt to relet the whole or any part or parts of the Leased Premises either in the name of the Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on, or after the expiration date of this Lease, at such rent which is the fair market rent for that property at the time and which will reasonably mitigate the loss caused by Tenant's vacancy. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Leased Premises as Landlord, in Landlord's reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, however, Tenant will only be responsible for these costs to the extent such were repairs beyond reasonable wear and tear.

    If this Lease and the term hereof shall expire and come to an end as provided in this Article, or by or under any summary proceeding or any other action or proceeding then, in any of said events;

        (aa) Tenant pay to Landlord all rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the term hereof shall have expired and come to an end or to the date of re-entry upon the Leased Premises by Landlord, whichever event occurs first, except Tenant's rent shall be mitigated to the extent that the premises are relet and Landlord collects rent.

        (bb) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the rent reserved in this Lease for the period which otherwise would have constituted an unexpired portion of the term hereof (which period shall be calculated as if there was no right of the Landlord to terminate this Lease in advance of the expiration date of the term hereof) and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this Article for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Leased Premises and with such reletting, including, all repossession costs, brokerage commissions, legal expenses, and attorney's fees. Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of monthly installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

        (cc) Tenant shall in no event be entitled to any rents collected or payable under any reletting, except that such rents shall be considered payment of rent owed by Tenant, whether or not such rent shall exceed the rent reserved in this Lease.

      26.3 Landlord may sue for and collect any amounts which may be due pursuant to the provisions of preceding subsection of this Lease from time to time as Landlord may elect, but no such suit shall bar or in any way prejudice the rights of Landlord to enforce the collection of amounts due at any time or times thereafter by a like or similar proceeding.

      26.4 No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this Lease shall not be deemed a waiver by Landlord of such default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loan or damages referred to above.

      26.5 No waiver by Landlord of any Event of Default or any default by Tenant in any covenant, agreement or obligation under this Lease shall operate to waive or affect any subsequent Event of Default or default in any covenant, agreement or obligation hereunder, nor shall any forbearance by Landlord to enforce a right or remedy upon an Event of Default or any such default be a waiver of any of its rights and remedies with respect to such or any subsequent default or in any other manner operate to the prejudice of Landlord.

    27. QUIET ENJOYMENT. Landlord further covenants that Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold, and enjoy the Leased Premises for the term aforesaid, without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any instruments having a prior lien. Landlord represents and warrants that it is the fee simple owner of the Property including the Leased Premises and that it has full right, power and authority to enter into this Lease.

    28. CERTIFICATES BY TENANT. Tenant and Landlord each agree on behalf of the other at any time and from time to time during the Term of this Lease, within ten (10) days after written request from the other party, to execute, acknowledge and deliver to the other party or to a third party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, and the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not, to the best it's knowledge of the other party is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which such party may have knowledge. Such third party shall have the right to rely upon the contents of any such written statement of Tenant or Landlord.

    29. NOTICES. All notices shall be made in writing and served by in hand delivery with written receipt, or by certified mail, return receipt requested, or by Express Mail or by a recognized overnight courier such as Federal Express. All notices shall be served at the respective address stated in the first grammatical paragraph of this Lease, or at such other address as either party may designate for itself from time to time by notice in the manner stated in this section. A notice shall be deemed served on the earlier of actual delivery or tender of delivery at the notice address on a business day during ordinary business hours.

    30. CAPTIONS. The captions to the sections of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of this Lease or any part thereof nor in any way affect this Lease or any part thereof.

    31. COVENANTS AND CONDITION. All of the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties and though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

    32. WAIVER OF SUBROGATION. Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents, from any and all liability or responsibility (to the other or any one claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall be applicable and in force and effect only with respect to loss or damage (a) actually recovered from an insurance company and (b) occurring during such time as the releasor's fire or extended coverage insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover hereunder. Landlord and Tenant each agrees that any fire and extended coverage insurance policies will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefore, so long as the other party pays such extra cost. If extra cost shall be chargeable therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election may pay the same, but shall not be obligated to do so.

    33. DEFINITION OF LANDLORD. The term "Landlord" shall mean and include only the then owner of the fee title of the Leased Premises. On transfer by Landlord of the fee title to the Leases Premises, Landlord shall give Tenant written notice of the name and address of Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance under this Lease, provided that (i) any such transfer and conveyance by Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of this Lease and (ii) Landlord shall deliver the security deposit to such grantee or transferee.

    34. BROKERAGE REPRESENTATION. Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease, except the brokers specified in Section 1. Landlord and Tenant each agree to indemnify the other against all liabilities arising from any claim of any real estate brokers not listed in Section 1 of this Lease, including cost of counsel fees, resulting from the respective acts of Landlord and Tenant.

    35. LEASE YEAR. "Lease Year" means a period of twelve consecutive calendar months. The first Lease Year shall commence on the Commencement Date (or, if the Commencement Date is not the

first day of a calendar month, then the first day of the following calendar month) and each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any reference in this Lease to a Lease Year which is not a full twelve (12) months shall, unless the context clearly indicates otherwise, be deemed a "Partial Lease Year."

    36. HAZARDOUS MATERIALS. For the purposes of this Lease "Environmental Laws" means any applicable federal, state or local law (including statutes, regulations, rules, orders, licenses, or permits) intended to protect the environment or human health or safety and shall include but not be limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et. seq.; the Resources Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq.. "Hazardous Materials" means any substance, material or waste regulated under any Environmental Law, but shall not include office and cleaning supplies handled in compliance with applicable laws. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) or the Building.

    If, at any time during the Term, a Release or a threat of Release of Hazardous Materials, shall be found at, on, in or under the Leased Premises or at, on, in or under the Property or Building then, in such event:

  (i)
  with regard to any Release or a threat of Release of Hazardous Materials that Landlord or the Landlord's agents, employees, guests, licensees, invitees, assignees, or predecessor in title or successors or any prior tenants or their agents, employees, existing lessee's other tenants guests, licensees, invitees, assignees, or successors shall have caused, Landlord shall assess, remove and/or remediate same, as required by and in compliance with all applicable Environmental Laws, and at Landlord's sole cost and expense; and Landlord agrees to defend, indemnify, and hold Tenant harmless from and against any and all costs, damages, expenses, losses and/or liabilities (including reasonable attorney's fees and court costs) which Tenant may suffer as a result of any claim, suit or action regarding any such Hazardous Materials (whether alleged or real). and/or regarding the assessment, removal and clean-up of same.

  (ii)
  with regard to any Release or a threat of Release of Hazardous Materials caused by Tenant, its assignees, licensees, subtenants or invitees, Tenant shall remove and/or remediate same, as required by and in compliance with all applicable Environmental Laws, and at Tenant's sole cost and expense; and Tenant agrees to defend, indemnify, and hold Landlord harmless from and against any and all costs, damages, expenses, losses and/or liabilities (including reasonable attorney's fees) which Landlord may suffer as a result of any claim, suit or action regarding any such Hazardous Materials (whether alleged or real) and/or regarding the assessment, removal and clean-up of same.

  (iii)
  Landlord represents and warrants that as of the date hereof there is no and there has been no, and Landlord has received no notice from any governmental authority regarding any hazardous materials present on the Property, any past or present generation, recycling, re use, sale, storage handling transport and/or disposal of any hazardous materials on the Property in violation of Environmental Laws or any failure to comply with any Environmental Laws.

    37. DELAYS. In any case where Landlord or Tenant is required to do any act, delays caused by or resulting from Act of God, force majeure, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, or other causes beyond a party's reasonable control shall not be counted in determining the time for completion of performance, whether such time be designated by a fixed date, a fixed time or "a reasonable time." In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform the work and to the party required to make the payment, for delays in the collection of the proceeds and awards, but except as expressly provided herein, in no event shall the provisions of this Section affect Tenant's obligation to pay rent.

    38. COVENANTS OF FURTHER ASSURANCES. If, in connection with obtaining financing for the Leased Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its written consent, provided that such modifications do not materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises, or increase Tenant's responsibilities with respect to the Leased Premises.

    39. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

    40. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Leased Premises are located.

    41. BIND AND INURE CLAUSE. The terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of each of the parties, and their respective successors and assigns.

    42. ROOF RIGHTS. Tenant shall have the right to install communication equipment on the roof of the Building at no additional charge during the initial and any renewal terms of the Lease, provided that 1) Landlord has reasonable approval rights (to include structural and aesthetic considerations); 2) Tenant agrees to screen, if necessary by local code; 3) Tenant complies to with all local ordinances regarding same; 4) Tenant indemnifies Landlord against any damage to the roof associated with the installation or maintenance; 5) Tenant shall be responsible for all costs associated with the installation, maintenance and removal of the equipment; and 6) the equipment is to be installed for the sole and exclusive use by the Tenant.

Executed as a sealed instrument, all as of the day and year first above written.

LANDLORD:		TENANT:
H.J. Brooks Limited Liability Company		EFTC Corporation
by Harold B. Limited Liability Company
By:	/s/ DAVID A. MORIN	By:	/s/ JAMES K. BASS
	Hereto duly authorized		Hereto duly authorized
	David A. Morin, Property Manager Printed Name and Title		James K. Bass, Chief Executive Officer Printed Name and Title

EXHIBIT A
BUILDING/LEASED PREMISES/PROPERTY PLAN

EXHIBIT B
LANDLORD'S WORK

    Landlord will resurface parking lot & re-stripe parking spaces.

EXHIBIT C
Tenant Work

    Landlord, will permit Tenant and Tenant's agents to enter the Leased Premises in order that Tenant may make the Leased Premises ready for Tenant's use and occupancy. Tenant agrees that any such entry into and occupation of the Leased Premises shall be deemed to be under all of the terms, covenants, provisions of the Lease, and further agrees that Landlord shall not be liable in any way for any injury, loss, or damage that may occur to any of Tenant's property placed or installations made in the Leased Premises. Tenant agrees to protect, defend, indemnify, and save harmless Landlord from all liabilities, costs, damages, fees, and expenses arising out of or in connection with the activities of Tenant or its agents, contractors, suppliers, or workmen in or about the Leased Premises or the Building other than resulting from Landlord's negligence or intentional misconduct.

    Tenant shall provide to Landlord copies of any plans, specifications, and descriptions of Tenant's intended work for Landlord's review and approval. Such approval shall not be unreasonably delayed, conditioned or withheld.

    In the event Tenant employs contractors to do work in the Leased Premises, Tenant shall secure and pay for Workmen's Compensation, Employer's Liability Insurance, and Comprehensive General Liability insurance in forms and amounts acceptable to Landlord. All policies shall be endorsed to include Landlord and its employees and agents as additional insured parties. Certified copies of such policies shall be delivered to Landlord prior to Tenant commencing any work in the Leased Premises.

EXHIBIT D
TENANT'S SIGNS

    Tenant may install any signage allowed by local building code, including a sign on the Building. Location of signage to be mutually agreed upon by Landlord and Tenant.

EXHIBIT E
OPERATING BUDGET

    Estimate of Tenant's Pro Rata Share of Operating Costs for the Building for the year in which Term begins:

2001 Estimate
Real Estate Taxes	$66,300.00
Building Insurance	6,600.00
Common Area Maint.	2,000.00
Landscaping/Snowplow	29,600.00
Management Fees	14,800.00
Capital Reserve	10,950.00

Total	$130,250.00

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COMMERCIAL/INDUSTRIAL LEASE for EFTC CORPORATION at 104 Glenn Street, Lawrence, MA
TABLE OF CONTENTS
LEASE AGREEMENT
WITNESSETH
EXHIBIT A BUILDING/LEASED PREMISES/PROPERTY PLAN
EXHIBIT B LANDLORD'S WORK
EXHIBIT C Tenant Work
EXHIBIT D TENANT'S SIGNS
EXHIBIT E OPERATING BUDGET